EXHIBIT 99.1

                           CHESTER VALLEY BANCORP INC.
                         REPORTS SECOND QUARTER EARNINGS

FOR IMMEDIATE RELEASE

WEDNESDAY JANUARY 26, 2005

CONTACT: JOSEPH T. CROWLEY
         TREASURER & CHIEF FINANCIAL OFFICER
         (610) 269-9700 EXT. 3085

Downingtown - Chester Valley Bancorp Inc. announces that the Company posted earnings of $1.605 million for its second quarter ended December 31, 2004. This represents the second highest quarterly earnings in the history of the Company. This compared to earnings of $1.598 million for the quarter ended December 31, 2003. On a diluted share basis, the Company earned $0.30 per diluted share for each of the quarters ended December 31, 2004 and December 31, 2003. Earnings for the six months ended December 31, 2004 were $3.127 million as compared to $3.112 million for the six months ended December 31, 2003. Diluted earnings per share were $0.59 for both periods.

While earnings were relatively stable from period to period, the Company reported net interest income of $5.203 million and $10.317 million for the three and six months ended December 31, 2004, respectively. This compares to $4.743 million and $9.451 million for the comparable periods ended December 31, 2003, respectively. This represents a 9.7% increase for the quarter and a 9.2% increase for the year to date results. After years of pressure and a resulting decline in the Company's net interest margin, the Federal Reserve Bank's recent rate hikes along with the growth experienced within the loan portfolio, have positively impacted the Company's net interest margin. The net interest margin and net interest spread (computed on a fully tax equivalent basis) increased to 3.50% and 3.45%, respectively, during the quarter from 3.47% and 3.42%, respectively, for the quarter ended September 30, 2004. This represents the third sequential quarter in which the Company has experienced an increase in both its net interest margin and net interest spread. Future increases in short-term interest rates should have a positive impact on the Company's earnings, as the Company continues to be asset sensitive.

Non-interest income decreased to $2.353 million for the quarter ended December 31, 2004, an 8.4% decrease from the quarter ended December 31, 2003. Excluding gains on the sale of securities, non-interest income increased by $161 thousand or 8.0% over the same quarterly comparisons. The increases occurred primarily in investment services income, including trust fees along with increases in deposit fees resultant from a growth in transaction type deposit accounts (i.e. Consumer and business checking, money market and savings) as well as income realized upon the sale of single-family residential mortgage loans available for sale. For the six months ended December 31, 2004, non-interest income decreased to $4.442 million, or 3.1% as compared to the six months ended December 31, 2003. Excluding gains on the sale of securities, non-interest income increased by $234 thousand or 5.9% over the same six month comparisons. The increases occurred primarily in the same categories noted above in the quarterly comparison.

The above noted increases were offset in part by an increase in operating expenses, primarily in compensation and benefits, which was partially offset by a reduction in legal expenses (included in other expenses on the Consolidated Statement of Operations). In addition to normal salary increases for the year, the Company has made a significant investment in its future. The Company expanded its retail brokerage business personnel in September 2004. Additionally, on a yearly comparison, the Bank hired six lending and private-banking relationship managers who became available as a result of the recent consolidation within the local community banking market. In addition the Bank expanded its branch network through the Coatesville and Avondale branch acquisitions from PNC National Bank in March 2004 and December 2004, respectively. Additionally, in August 2004, the Bank opened a loan production office in Plymouth Meeting, Montgomery County, Pennsylvania, an area that was largely impacted by the afore-mentioned consolidation; and a Private Client office in West Chester Borough in June 2004 to better serve the complex needs of affluent clients and the professionals who handle their business affairs. As with other institutions, the Company has incurred increased costs related to the implementation of the final rules of Section 404 of the Sarbanes-Oxley Act of 2002. For the three and six months ended December 31, 2004, these costs were $65,000 and $108,000, respectively.

At December 31, 2004, total assets increased to $669.1 million as compared to total assets of $642.1 million at June 30, 2004, or 4.2%. At December 31, 2004, loans receivable, net increased by $28.5 million or 7.2% to $423.6 million as compared to $395.1 million at June 30, 2004. For the quarter ended December 31, 2004, the loan portfolio increased $23.5 million or 5.9% as compared to loans receivable, net at September 30, 2004. The growth continues to be concentrated in construction and commercial loans. In December 2004, the Company completed the acquisition of the Avondale branch from PNC National Bank, which resulted in increased consumer loans of $5.9 million and the assumption of approximately $8.9 million in deposit liabilities.

The loan growth was funded through a reduction in interest-bearing deposits as well as deposits assumed in the Avondale branch acquisitions along with Federal Home Loan Bank advance borrowings. As in the prior quarter, the Company continues to have a large amount in undisbursed closed construction and commercial loans available for future funding. These aggregate $68.8 million at December 31, 2004, an increase of $16.3 million as compared to September 30, 2004. Additionally, at December 31, 2004, the pipeline remains strong at approximately $25.3 million, mostly in commercial and construction loans. The loans are at various stages of the commitment and customer acceptance process. The ultimate closing of these loans is dependent upon a number of factors including but not limited to; (a) competition within the marketplace, (b) changes in interest rates during the process and (c) other factors impacting the customer. At December 31, 2004, the Company's non-performing assets to total assets declined to 0.54% from 0.64% at September 30, 2004. Additionally, the allowance for loan losses to non-performing loans increased to 190.5% at December 31, 2004 from 147.3% at September 30, 2004. The improved credit quality measurements were attributed primarily to the Company's receipt of a $750 thousand principal pay-down on an approximate $2.9 million non-performing commercial mortgage. Additionally, the borrower prepaid interest as a condition to the Bank's extension of the maturity date on the remaining balance of the loan.

Donna Coughey, President and CEO stated, "While loan demand has increased, the competition within our market is intense for both loans and deposits. Despite this competition, our loan closings were strong, particularly at the end of December. These closings, the future funding of lines of credit closed during the year, and the continued asset sensitivity of the Company's balance sheet should positively impact future earnings. The anticipated continued rising interest rate environment could, however, pose a challenge in maintaining the type of deposit growth experienced in the more recent years. However, the successful acquisition of the Avondale and Coatesville branches from PNC National Bank and the opening of a de novo branch in Oxford provide us with growth opportunities not available in those recent years. We will continue to seek opportunities to enhance our existing branch networks through both external acquisitions as well as internal growth. Our recently opened Plymouth Meeting loan production office continues to provide us with a stronger presence in a market that has been impacted by the recent consolidation within the local community banking industry."

Joseph Crowley, Chief Financial Officer added, "The growth and re-structuring of the loan portfolio has continued to enhance our core banking operations. Pre-tax core banking income (income excluding gains on securities available for sale) increased to $2.037 million for the three months ended December 31, 2004 from $1.546 million for the three months ended December 31, 2003 or 31.8%. Our net interest margin continues to increase as a result of the loan growth as well as the recent increase in market interest rates. Our balance sheet continues to be structured in such a manner as to benefit from any future increase in short-term rates by the Federal Reserve."

On January 20, 2005, the Company issued a press release announcing its intent to join forces with Willow Grove Bancorp, Inc. to form a $1.5 billion Suburban Philadelphia based Community Bank with combined operations primarily in Bucks, Chester and Montgomery counties around Suburban Philadelphia. Information about the proposed transaction is contained in the Company's Form 8-K filings dated January 20, 2005 and January 26, 2005 and Section 425 filings on various dates beginning with January 20, 2005.

Chester Valley Bancorp Inc. is the parent company of both First Financial Bank and Philadelphia Corporation for Investment Services. First Financial's executive offices are located in Downingtown, Pennsylvania with branches in Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon, Kennett Square, Eagle Square, Coatesville, Avondale and West Chester. Philadelphia Corporation has offices in Wayne and Philadelphia. Additionally, the Company will open a thirteenth branch in Oxford, Chester County, Pennsylvania towards the end of the second calendar quarter of 2005.

Chester Valley Bancorp stock is traded on the NASDAQ market under the symbol "CVAL".

FORWARD LOOKING STATEMENTS. A number of the matters discussed in this message that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the merger of Chester Valley Bancorp and Willow Grove Bancorp, combined operating and financial data, future banking plans, and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the failure to realize capital, operating expense and other synergies; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the shareholders of Chester Valley Bancorp and Willow Grove Bancorp and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Chester Valley Bancorp's and Willow Grove Bancorp's respective reports filed with the SEC, including each company's annual report on Form 10-K for the year ended June 30, 2004 and quarterly report on Form 10-Q for the quarter ended September 30, 2004. This message speaks only as of its date, and Chester Valley Bancorp and Willow Grove Bancorp each disclaims any duty to update the information herein.

ADDITIONAL INFORMATION AND WHERE TO FIND IT. In connection with the proposed merger, a registration statement on Form S-4 will be filed with the SEC. CHESTER VALLEY BANCORP AND WILLOW GROVE BANCORP SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of Chester Valley Bancorp and Willow Grove Bancorp. Shareholders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov, from Chester Valley Bancorp by calling Joseph T. Crowley, or from Willow Grove Bancorp by calling Christopher E. Bell.

PARTICIPANTS IN SOLICITATION. Chester Valley Bancorp, Willow Grove Bancorp and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning persons who may be considered participant's in the solicitation of Chester Valley Bancorp's shareholders is set forth in the proxy statement dated September 10, 2004, for Chester Valley Bancorp's 2004 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning persons who may be considered participant's in the solicitation of Willow Grove Bancorp's shareholders is set forth in the proxy statement dated October 8, 2004, for Willow Grove Bancorp's 2004 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Chester Valley Bancorp and Willow Grove Bancorp in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.


                  CHESTER VALLEY BANCORP INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (Dollars in Thousands)
                                   (Unaudited)
                                                                        DECEMBER 31,   JUNE 30,
                                                                            2004         2004
                                                                         ---------    ---------
ASSETS
   Cash in banks                                                         $  11,339    $  12,844
   Interest-bearing deposits                                                 7,558       15,352
                                                                         ---------    ---------
     TOTAL CASH AND CASH EQUIVALENTS                                        18,897       28,196
                                                                         ---------    ---------
  Trading account securities                                                    12            8
  Investment securities available for sale                                 130,408      130,089
  Investment securities held to maturity (fair value -
     December 31, 2004, $62,147
     June 30, 2004, $57,779)                                                62,442       59,384

  Loans held for sale                                                          515          538

  Loans receivable                                                         430,788      401,965
     Deferred fees                                                            (487)        (508)
     Allowance for loan losses                                              (6,705)      (6,331)
                                                                         ---------    ---------
        Loans receivable, net                                              423,596      395,126
                                                                         ---------    ---------

  Accrued interest receivable                                                2,900        2,652
  Property and equipment - net                                              14,142       13,009
  Bank owned life insurance                                                  5,527        5,414
  Real estate owned                                                             54           54
  Goodwill                                                                   2,411        1,171
  Intangible assets                                                            836          384
  Other assets                                                               7,375        6,083
                                                                         ---------    ---------
     TOTAL ASSETS                                                        $ 669,115    $ 642,108
                                                                         =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities:
   Deposits                                                              $ 434,946    $ 427,103
   Securities sold under agreements to repurchase                           15,940       27,216
   Advance payments by borrowers for taxes and insurance                       872        1,433
   Federal Home Loan Bank advances                                         150,318      120,963
   Trust preferred securities                                               10,310       10,310
   Accrued interest payable                                                    696          679
   Other liabilities                                                         1,016        2,147
                                                                         ---------    ---------
     TOTAL LIABILITIES                                                     614,098      589,851
                                                                         ---------    ---------

  Stockholders' Equity:
  Preferred stock - $1.00 par value;
     5,000,000 shares authorized; none issued                                   --           --
  Common stock - $1.00 par value;
     10,000,000 shares authorized;
     5,150,941 and 4,876,484 shares issued and outstanding
     at December 31, 2004 and June 30, 2004, respectively                    5,151        4,876
  Additional paid-in capital                                                41,350       36,247
  Retained earnings - partially restricted                                  10,497       13,303
  Treasury stock (612 and 583 shares at December 31, 2004 and June 30,
     2004, respectively, at cost)                                              (13)         (13)
  Accumulated other comprehensive income (loss)                             (1,968)      (2,156)
                                                                         ---------    ---------
     TOTAL STOCKHOLDERS' EQUITY                                             55,017       52,257
                                                                         ---------    ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 669,115    $ 642,108
                                                                         =========    =========


                  CHESTER VALLEY BANCORP INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Dollars in Thousands, Except for Per Share Amounts)
                                   (Unaudited)

                                                         THREE MONTHS ENDED DECEMBER 31,
                                                         -------------------------------
                                                               2004           2003
                                                           -----------    -----------
INTEREST INCOME:
  Loans                                                    $     6,051    $     5,898
  Mortgage-backed securities                                       373            407
  Interest-bearing deposits                                         16             23
  Investment securities:
     Taxable                                                     1,314            678
     Non-taxable                                                   371            432
                                                           -----------    -----------
     TOTAL INTEREST INCOME                                       8,125          7,438
                                                           -----------    -----------
INTEREST EXPENSE:
  Deposits                                                       1,336          1,328
  Securities sold under agreements to repurchase                    68             26
  Short-term borrowings                                            119             33
  Long-term borrowings                                           1,399          1,308
                                                           -----------    -----------
     TOTAL INTEREST EXPENSE                                      2,922          2,695
                                                           -----------    -----------
NET INTEREST INCOME                                              5,203          4,743
  Provision for loan losses                                        256            296
                                                           -----------    -----------
     NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES         4,947          4,447
                                                           -----------    -----------
OTHER INCOME:
  Investment services income                                     1,157          1,124
  Service charges and fees                                         813            756
  Gain on the sale of:
    Loans
                                                                    82             13
    Securities available for sale                                  181            559
  Other                                                            120            118
                                                           -----------    -----------
     TOTAL OTHER INCOME                                          2,353          2,570
                                                           -----------    -----------
OPERATING EXPENSES:
  Salaries and employee benefits                                 2,921          2,690
  Occupancy and equipment                                          747            715
  Data processing                                                  270            226
  Advertising                                                       82             50
  Deposit insurance premiums                                        16             16
  Other                                                          1,046          1,215
                                                           -----------    -----------
     TOTAL OPERATING EXPENSES                                    5,082          4,912
                                                           -----------    -----------
Income before income taxes                                       2,218          2,105
Income tax expense                                                 613            507
                                                           -----------    -----------
     NET INCOME                                            $     1,605    $     1,598
                                                           ===========    ===========
EARNINGS PER SHARE (1)
  Basic                                                    $      0.31    $      0.31
                                                           ===========    ===========
  Diluted                                                  $      0.30    $      0.30
                                                           ===========    ===========
DIVIDENDS PER SHARE PAID DURING PERIOD (1)                 $      0.11    $      0.10
                                                           ===========    ===========
WEIGHTED AVERAGE SHARES OUTSTANDING (1)
  Basic                                                      5,147,569      5,081,652
                                                           ===========    ===========
  Diluted                                                    5,318,538      5,291,758
                                                           ===========    ===========


(1) Earnings per share, dividends per share and weighted average shares outstanding have been restated to reflect the effects of the 5% stock dividends paid in September 2004.

                  CHESTER VALLEY BANCORP INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Dollars in Thousands, Except for Per Share Amounts)
                                   (Unaudited)
                                                        SIX MONTHS ENDED DECEMBER 31,
                                                        -----------------------------
                                                              2004         2003
                                                           ----------   ----------
INTEREST INCOME:
  Loans                                                    $   11,902   $   11,992
  Mortgage-backed securities                                      786          749
  Interest-bearing deposits                                        35           31
  Investment securities:
     Taxable                                                    2,602        1,196
     Non-taxable                                                  691          897
                                                           ----------   ----------
     TOTAL INTEREST INCOME                                     16,016       14,865
                                                           ----------   ----------
INTEREST EXPENSE:
  Deposits                                                      2,653        2,738
  Securities sold under agreements to repurchase                  114           58
  Short-term borrowings                                           205           60
  Long-term borrowings                                          2,727        2,558
                                                           ----------   ----------
     TOTAL INTEREST EXPENSE                                     5,699        5,414
                                                           ----------   ----------
NET INTEREST INCOME                                            10,317        9,451
  Provision for loan losses                                       358          676
                                                           ----------   ----------
     NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        9,959        8,775
                                                           ----------   ----------
OTHER INCOME:
  Investment services income                                    2,188        2,108
  Service charges and fees                                      1,607        1,527
  Gain on the sale of:
     Loans                                                        153           85
     Available for sale                                           258          634
  Other                                                           236          230
                                                           ----------   ----------
     TOTAL OTHER INCOME                                         4,442        4,584
                                                           ----------   ----------
OPERATING EXPENSES:
  Salaries and employee benefits                                5,852        5,130
  Occupancy and equipment                                       1,483        1,424
  Data processing                                                 524          459
  Advertising                                                     163           79
  Deposit insurance premiums                                       32           31
  Other                                                         2,087        2,176
                                                           ----------   ----------
     TOTAL OPERATING EXPENSES                                  10,141        9,299
                                                           ----------   ----------
Income before income taxes                                      4,260        4,060
Income tax expense                                              1,133          948
                                                           ----------   ----------
     NET INCOME                                            $    3,127   $    3,112
                                                           ==========   ==========
EARNINGS PER SHARE (1)
  Basic                                                    $     0.61   $     0.61
                                                           ==========   ==========
  Diluted                                                  $     0.59   $     0.59
                                                           ==========   ==========
DIVIDENDS PER SHARE PAID DURING PERIOD (1)                 $     0.21   $     0.20
                                                           ==========   ==========
WEIGHTED AVERAGE SHARES OUTSTANDING (1)
  Basic                                                     5,134,839    5,063,160
                                                           ==========   ==========
  Diluted                                                   5,298,117    5,245,250
                                                           ==========   ==========

(1) Earnings per share, dividends per share and weighted average shares outstanding have been restated to reflect the effects of the 5% stock dividends paid in September 2004.


                  CHESTER VALLEY BANCORP INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS

                                                       THREE MONTHS ENDED                SIX MONTHS ENDEd
                                                          DECEMBER 31,                     DECEMBER 31,
                                                   -----------------------------    -----------------------------
                                                       2004             2003             2004            2003
                                                   ------------    -------------    -------------   -------------
Average interest rate spread (2)                       3.45%            3.42%            3.43%           3.46%
Net yield on average interest-earning assets (2)       3.50%            3.46%            3.49%           3.49%
Ratio of average interest-earning
   assets to average interest-bearing liabilities      1.04   x         1.04   x         1.04  x         1.04   x
Non-performing assets to total assets                  0.54%            0.74%            0.54%           0.74%
Allowance for loan loss to total loans                 1.58%            1.51%            1.58%           1.51%
Return on equity                                      11.78%           12.55%           11.64%          12.40%
Return on assets                                       0.99%            1.06%            0.96%           1.04%
Book value per common share (1)                      $10.68           $10.17           $10.68          $10.17
Closing price of common stock at end of
   period (1)                                        $21.94           $22.06           $21.94          $22.06
Number of full-service offices at end of period          13               10               13              10


(1) Per share amounts have been restated to reflect the effects of the 5% stock dividend paid in September 2004. (2) Percentages are presented on a taxable equivalent basis.


The following details the tax equivalent adjustments in the above table:


                                                THREE MONTHS ENDED DECEMBER 31,
                    ----------------------------------------------------------------------------------------
                                      2004                                          2003
                    ------------------------------------------    ------------------------------------------
                       INTEREST         TAX         ADJUSTED          INTEREST         TAX         ADJUSTED
                        INCOME       ADJUSTMENT      INCOME            INCOME      ADJUSTMENT       INCOME
                    ------------------------------------------    ------------------------------------------
                                                    (Dollars in thousands)
Loans                    $ 6,051         $   19       $ 6,070          $ 5,898         $   16       $ 5,914
Investments                2,074            138         2,212            1,540            162         1,702
                    ------------- -------------- -------------    ------------- -------------- -------------
Total                    $ 8,125         $  157       $ 8,282          $ 7,438         $  178       $ 7,616
                    ============= ============== =============    ============= ============== =============


                                                 SIX MONTHS ENDED DECEMBER 31,
                    ----------------------------------------------------------------------------------------
                                      2004                                          2003
                    ------------------------------------------    ------------------------------------------
                       INTEREST         TAX         ADJUSTED          INTEREST         TAX         ADJUSTED
                        INCOME       ADJUSTMENT      INCOME            INCOME      ADJUSTMENT       INCOME
                    ------------------------------------------    ------------------------------------------
                                                    (Dollars in thousands)
Loans                   $ 11,902         $   38      $ 11,940         $ 11,992         $   30      $ 12,022
Investments                4,114            257         4,371            2,873            335         3,208
                    ------------- -------------- -------------    ------------- -------------- -------------
Total                   $ 16,016         $  295      $ 16,311         $ 14,865         $  365      $ 15,230
                    ============= ============== =============    ============= ============== =============